EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT is made and entered into as of March 1st, 1997 (the "Employment Agreement"), between CHURCHILL DOWNS INCORPORATED, a Kentucky corporation ("Company") and ROBERT L. DECKER ("Decker").

      1. EMPLOYMENT. The Company hereby employs Decker, and Decker hereby accepts employment, in the capacity of Senior Vice President, Finance and Development, and Chief Financial Officer of the Company. Decker shall exert his best efforts and devote his full time and attention to the business and affairs of the Company. Decker shall have all powers and responsibilities as provided in the Company's current bylaws attendant to the position of Chief Financial Officer and/or as delegated to him by the Company's President and Chief Executive Officer (the "CEO"). Decker shall be responsible for managing and supervising those departments of the Company assigned to him by the CEO from time to time and for executing the Company's business policies.

      2.    COMPENSATION AND PERQUISITES.

            A. SALARY. As partial compensation for the services rendered by Decker hereunder, the Company shall pay to Decker a base salary of $170,000 a year, payable in accordance with the Company's payroll procedures. Salary adjustments, if any, shall be made, in the discretion of the Board of Directors, at any time but will normally occur on January 1 of each year in accordance with standard company policy.

            B. EXPENSES. The Company will reimburse Decker for all reasonable and necessary travel and other out-of-pocket expenses incurred by him in the performance of his duties. The Company will pay Decker's reasonable travel and entertainment expenses and other reasonable expenses incurred on behalf of the Company's business. The Company also will pay for such expenses for Decker's wife when she travels with him on the Company's business. Decker shall present to the Company from time to time an itemized account of such expenses in such form as may be required by the Company.

            C. AUTOMOBILE. The Company will provide Decker with an automobile and will pay for maintenance, repairs, insurance and all costs incident thereto.

            D. DUES. The Company will pay for Decker's dues (excluding any initiation fee) for any one country club and for a mutually acceptable number of professional or business clubs and associations to which he may belong.

            E. MOVING EXPENSES. The Company will pay to Decker reasonable moving expenses which includes but is not limited to, transportation costs, dislocation allowance, temporary housing, sales expenses relating to home, living allowances and the gross up of such expenses to cover tax liability (not to exceed $97,000) incurred by him in connection with his relocation to Louisville, Kentucky. Decker shall present to the Company an itemized account of such expenses. The full reimbursement of moving expenses shall be deemed to have been earned at the end of one year's employment (February 28, 1998). In the event that Decker voluntarily leaves the Company's employment prior to such date, Decker shall repay to the Company a pro rata portion of the moving expenses, calculated by multiplying the number of months remaining in the twelve-month period times the sum derived by dividing the total moving expenses by twelve. The Company shall be entitled to off-set this amount against any amounts owed by the Company to Decker.

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      3.    EMPLOYEE BENEFITS.

            A. EMPLOYEE STOCK PURCHASE PLAN. Decker shall be entitled to participate in the Churchill Downs Incorporated (1995) Employee Stock Purchase Plan, subject to and on a basis consistent with the terms, conditions and overall administration of such plan.

            B. EMPLOYEE STOCK OPTION PLAN. Decker shall be entitled to participate in the Churchill Downs Incorporated (1993) Stock Option Plan, subject to and on a basis consistent with the terms, conditions and overall administration of such plan. Decker shall receive an initial stock option grant of 10,000 shares of the Company's Common Stock, as of March 1, 1997, and shall execute the Company's standard stock option agreement.

            C.  LIFE INSURANCE.  The  Company   shall   provide to  Decker  life
insurance, major medical and health insurance and disability insurance on the same basis as generally provided for other full-time employees of the Company.

            D. INCENTIVE COMPENSATION PLAN. Decker shall be entitled to participate in the Churchill Downs Incorporated (1997) Incentive Compensation Plan, subject to and on a basis consistent with the terms, conditions and overall administration of such plan. Under the terms of such plan, Decker's Target Award (as defined in such plan) shall be set at 35% of base compensation. Decker's award for 1997 shall be calculated as if Decker was employed for the full 1997 calendar year.

            E. SECTION 401(K) PROFIT SHARING PLAN. Decker shall be entitled to participate in the Churchill Downs Incorporated's Section 401(k) Profit Sharing Plan, subject to and on a basis consistent with the terms, conditions and overall administration of such plan.

      4. VACATION. The Company shall give Decker twenty (20) vacation days with pay during each 12 month period during the term of this Agreement, for a total of approximately thirty-four (34) paid time off days. The time for using such vacation days shall be determined by mutual agreement between the CEO and Decker.

      5.    TERMINATION.

            (A) BY COMPANY. The Company shall pay to Decker one year's base compensation (excluding bonus) in the event that Decker is terminated by the Company without just cause. It is stipulated that any payments made in accordance with the foregoing shall be paid to and received by Decker as liquidated damages for the unlawful termination of his employment and not as a penalty and Decker shall be entitled to receive no further sums under this Employment Agreement or as a result of his employment with the Company except such as have accrued as of the date of such termination or as otherwise specifically provided in this Employment Agreement. In consideration of the receipt of such payment, Decker specifically releases and discharges any and all claims and causes of action of any kind or nature whatsoever, whether known or unknown and whether specifically mentioned or not, which may exist or might be claimed to exist at or prior to the date of termination of employment, as well as any future injuries, losses or damages not now known or anticipated but which may later develop or become discovered (including the effects or consequences thereof), and which are attributable to the claims. This waiver includes any claims which might exist as of this date under the Age Discrimination in Employment Act ("ADEA"). However, Decker is not

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waiving any such ADEA claims  which might arise after the date of  execution  of this Employment Agreement.

            "Just cause" shall mean [i] the willful and continued failure by Decker to substantially perform his duties hereunder (other than any such failure resulting from incapacity due to physical or mental illness), after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes Decker has not substantially performed his duties, or [ii] the willful engaging by Decker in misconduct which is materially injurious to the Company, monetarily or otherwise, or [iii] the willful violation by Decker of the provisions of this Agreement. "Just cause" shall not mean differences relating to business philosophy and/or strategic direction. For purposes of this paragraph, no act, or failure to act, on Decker's part, shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that such action or omission was in the best interest of the Company. Should Decker's employment be terminated for just cause, the Company shall be obligated to pay Decker's then base salary only through the end of the month during which such termination occurs, plus such other sums as are payable under this Employment Agreement and which shall have accrued through the end of such month.

            (B) TERMINATION BY DECKER. Decker may at any time resign from his position after giving the Company not less than sixty (60) days prior written notice of the effective date of his resignation. Any such resignation shall not be deemed to be a material breach by Decker of this Agreement and Decker shall not be entitled to receive the severance pay contemplated by Paragraph 6(A) above. It is further agreed that upon such resignation, except for obligations of either party to the other which have accrued through the date of Decker's resignation as otherwise specifically provided in this Employment Agreement, Decker and the Company shall become and remain fully and finally released from all further and future obligations of performance under this Agreement.

      6.    NON-DISCLOSURE.  Decker agrees that he shall not, at any time during or following his employment with the Company, disclose or use, except in the course of such employment, in the pursuit of the business of the Company, any confidential information or proprietary data of the Company.

      7. NOTICES. All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be sufficiently given if and when mailed in the continental United States by registered or certified mail or personally delivered to the party entitled thereto at the address stated below or to such changed address as the addressee may have given by a similar notice:

            To the Company:         Churchill Downs Incorporated
                                    700 Central Avenue
                                    Louisville, Kentucky 40208

            To Decker:              Robert L. Decker
                                    1748 Casselberry Road
                                    Louisville, Kentucky 40205

      8. AMENDMENT OR MODIFICATION; WAIVER. No provision of this Employment Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be authorized by the CEO and shall be agreed to in writing, signed by Decker and by the CEO. Except as otherwise specifically provided in this Employment Agreement, no waiver by either party hereto of any breach by the other party

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thereto  of any  condition  or  provision  of this  Employment  Agreement  to be performed by such other party shall be deemed a waiver of a subsequent breach of such condition or provision or a waiver of a similar or dissimilar provision or condition at the same or at any prior or subsequent time.

      9. SEVERABILITY. In the event that any provision or portion of this Employment Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions and portions of this Employment Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

      10. APPLICABLE LAW. This Employment Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

      IN WITNESS WHEREOF, the parties have executed this Agreement the date and year first above written.

                                          CHURCHILL DOWNS INCORPORATED



                                          By:   /S/ THOMAS H. MEEKER
                                                -------------------------
                                                Thomas H. Meeker, President and
                                                Chief Executive Officer



                                          By:   /S/ ROBERT L. DECKER
                                                --------------------------
                                                Robert L. Decker


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